Exhibit 32.1

    Written Statement of the Chief Executive Officer and Principal Financial
                              and Accounting Officer
                       Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (the "Report") by Knightsbridge Fine Wines, Inc ("Registrant"), the undersigned hereby certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




/s/ Joel Shapiro
-----------------------
    Joel Shapiro
    Chief Executive Officer

/s/ Joel Shapiro
Joel Shapiro
Principal Financial and Accounting Officer

Date: May 07, 2004



         A signed  original  of this  written  statement  required  by 18 U.S.C.
     Section 1350 has been provided to Knightsbridge Fine Wines, Inc and will be retained by Knightsbridge Fine Wines, Inc and furnished to the Securities and Exchange Commission or its staff upon request.